                              AMENDED AND RESTATED
                       ADMINISTRATIVE SERVICES AGREEMENT
                        Franklin Templeton Services, LLC
                        Hartford Life Insurance Company
                  Hartford Life and Annuity Insurance Company
                        (Hartford Non-Leaders Products)

THIS AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement"), is made as of May 1, 2006, by and among Franklin Templeton Services, LLC (the "Fund Administrator"), Hartford Life Insurance Company, and Hartford Life and Annuity Insurance Company (together referred to as the "Company"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on the Schedule B of the Agreement.

WHEREAS, the Company and the Fund Administrator have entered into an Administrative Services Agreement, dated October 18, 2002, which covers both the Hartford Leaders and Non-Leaders products (the "2002 Agreement").

WHEREAS, the Company and the Fund Administrator desire to enter into separate Administrative Services Agreements for Hartford Leaders products and Non-Leaders products, respectively.

NOW, THEREFORE, in consideration of past and prospective business relations, the Company and the Fund Administrator agree to replace the 2002 Agreement in its entirety with two amended and restated agreements, with this Agreement created with respect to Non-Leaders products as follows:

1. Administrative Services. Administrative services for the Company's Separate Accounts (the "Account" or "Accounts") which invest in the Funds pursuant to the Participation Agreement, and administrative services for purchasers of variable life and annuity contracts (the "Contracts") issued by the Company through the Accounts, are and shall be the responsibility of the Company. Administrative services with respect to the Funds in which the Accounts invest, and for purchasers of shares of the Funds, are and shall be the responsibility of the Fund Administrator or its affiliates. The Company has agreed to assist the Fund Administrator, as the Fund Administrator may request from time to time, with the provision of administrative services ("Administrative Services") to the Funds, on a sub-administration basis, as they may relate to the investment in the Funds by the Accounts. It is anticipated that the Administrative Services may include, but may not be limited to, the services listed on Schedule A.

2. Administrative Expense Payments. The Fund Administrator recognizes the Company, on behalf of the Accounts, as the shareholder of shares of the Funds purchased under the Participation Agreement on behalf of the Accounts. The Fund Administrator further recognizes that it will derive a substantial administrative convenience by virtue of having the Company be the shareholder of record of shares of the Funds purchased under the Participation Agreement, rather than multiple shareholders having record ownership of such shares. The Fund


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Administrator recognizes that the Company will provide administrative services necessary to facilitate investment in the Funds.

In consideration of the Administrative Services provided by the Company and the administrative convenience resulting to the Fund Administrator described above, the Fund Administrator agrees to pay the Company a fee as set forth in Schedule B.

3. Computation of Administrative Expense Payments. As soon as practicable after the end of each quarter, the Company will send the Fund Administrator, at the address indicated in this Paragraph 3 and in the manner set forth below, a statement of the average daily net assets for the preceding quarter, of shares of the Fund as to which the fee stated in Schedule B is to be calculated. The Fund Administrator will calculate and pay the Company its fee within thirty (30) days after the end of the three-month periods ending in January, April, July and October. Such payment will be by wire transfer unless the amount thereof is less than $500. Wire transfers will be sent to the bank account and in the manner specified by the Company. Such wire transfer will be separate from wire transfers of redemption proceeds and distributions. Amounts less than $500 shall be paid by check or by another method acceptable to both parties.

For purposes of this Paragraph 3, the average daily net asset value of the shares of a Fund will be based on the net assets reported by the Trust on behalf of each Fund to the Company. No adjustments will be made to such net assets to correct errors in the net asset value so reported for any day unless such error is corrected and the corrected net asset value per share is reported to the Company before 5:00 p.m. Eastern time on the first Business Day after the day to which the error relates. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

For purposes of this Paragraph 3, the address shall be Corporate Accounting, Franklin Resources, 1 Franklin Parkway, San Mateo, California 94403; Attention:
Mike Corcoran, Manager.

4. Confidentiality of Payment Rate. The Company acknowledges that the rate and amount of payments to be made to the Company under this Agreement are proprietary and confidential information of the Fund Administrator and its affiliates, and that disclosure of this information to third parties may cause damage to Fund Administrator or its affiliates. The Company agrees to take any and all reasonable actions to limit disclosure of this information to only those of its employees, officers, consultants and agents who need the information in order to perform their duties, and to notify such persons of the terms of this paragraph. In the event any other party seeks to compel disclosure of confidential information through judicial or administrative process, then the Company shall promptly give the Fund Administrator written notice of such demand and, if requested by the Fund Administrator, shall cooperate in the Fund Administrator's reasonable efforts to challenge or limit any such disclosure. Violation of the confidentiality provision shall be grounds for immediate termination of the Agreement by the Fund Administrator in its sole discretion. Nothing in this Agreement shall prevent the Company from disclosing the existence of this Agreement in the Contracts' prospectuses or elsewhere and the Company may include the rates of payment provided for by this Agreement and amounts

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received pursuant to this Agreement in any disclosure of a range of payment rates or aggregate amounts received in relation to agreements such as this Agreement.

5. Nature of Payments. The parties to this Agreement recognize and agree that the Fund Administrator's payments to the Company relate to Administrative Services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of shares of the Fund, and that these payments are not otherwise related to investment advisory or distribution services or expenses. The amount of the payments made by the Fund Administrator to the Company under this Agreement shall not be deemed to be conclusive with respect to actual administrative expenses incurred by the Company or savings of the Fund Administrator.

6. Notice. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth in Schedule C of this Agreement or at such other address as such party may from time to time specify in writing to the other party. The quarterly statements called for in Paragraph 3 above should be sent to the Fund Administrator at the address specified in Paragraph 3.

7. Termination. This Agreement may be terminated upon either: (1) thirty (30) days' written notice from one party to the other party; or (2) upon cessation of investment by the Account in the Fund pursuant to the Participation Agreement.

8. Representation. The Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to Administrative Services.

9. Amendment. This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

10. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such limitation shall not apply should the Fund Administrator cease to be the fund administrator for the Trust and the successor fund administrator for the Trust is willing to assume Fund Administrator's responsibilities hereunder.

11. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

12. Entire Agreement. This Agreement, together with the attached Schedules, contains the entire agreement among the parties with respect to the matters dealt with herein, and supersedes any prior or inconsistent agreements, documents, understandings or arrangements among the parties with respect to the subject matter of this Agreement.

13. Indemnification. This Agreement will be subject to the indemnification provisions of the Participation Agreement.

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14.  Non-Binding Arbitration. In the event of a dispute concerning any provision of this Agreement, the parties may agree to submit such dispute to non-binding arbitration under the commercial arbitration rules of the American Arbitration Association. Each party will pay its own costs and expenses. This Agreement shall be interpreted in accordance with the laws of the state of California and shall be subject to any applicable federal securities laws.

15. Trust Not a Party. The parties to this Agreement acknowledge and agree that the Trust is not directly or indirectly a party to this Agreement. If, however, the Trust shall be so deemed, the parties to this Agreement acknowledge and agree that any liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied out of the assets of the Trust and that no trustee, officer, agent or holder of shares of beneficial interest of the Trust or any Fund will be personally liable for such liabilities. No Fund of the Trust will be liable for the obligations or liabilities of any other Fund.

16. Previous Agreements. This Agreement shall supercede and replace in their entirety all previous agreements, amendments, writings and understandings by and among the parties to this Agreement and their affiliates concerning the subject matter of this Agreement.

This Agreement is executed as of August 30, 2006.

                                HARTFORD LIFE INSURANCE COMPANY

                                By:    /s/ Robert Arena
                                       -----------------------------------
                                Name:  Robert Arena
                                Title: Senior Vice President

                                HARTFORD LIFE AND ANNUITY
                                INSURANCE COMPANY

                                By:    /s/ Robert Arena
                                       -----------------------------------
                                Name:  Robert Arena
                                Title: Senior Vice President

                                FRANKLIN TEMPLETON SERVICES, LLC

                                By:    /s/ Thomas Regner
                                       -----------------------------------
                                Name:  Thomas Regner
                                Title: Vice President

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                                   SCHEDULE A

                            ADMINISTRATIVE SERVICES

MAINTENANCE OF BOOKS AND RECORDS

       - Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.

       - Maintain general ledgers regarding the Accounts' holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service providers.

COMMUNICATION WITH THE FUNDS

       - Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and to transmit such orders, and payment therefor, to the Funds.

       - Coordinate with the Funds' agents respecting daily valuation of the Funds' shares and the Accounts' units.

       -   Purchase Orders

         -   Determine net amount available for investment in the Funds.

         - Deposit receipts at the Funds' custodians (generally by wire transfer).

         - Notify the custodians of the estimated amount required to pay dividends or distributions.

       -   Redemption Orders

         -   Determine net amount required for redemptions by the Funds.

         -   Notify the custodian and Funds of cash required to meet payments.

       - Purchase and redeem shares of the Funds on behalf of the Accounts at the then-current price in accordance with the terms of each Fund's then current prospectus.

       - Assistance in enforcing procedures adopted on behalf of the Trust to reduce, discourage, or eliminate market timing transactions in a Fund's shares in order to reduce or eliminate adverse effects on a Fund or its shareholders.

PROCESSING DISTRIBUTIONS FROM THE FUNDS

       -   Process ordinary dividends and capital gains.

       -   Reinvest the Funds' distributions.

                                    5

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REPORTS

       - Periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses or private offering memorandum, statements of additional information, reports, solicitations for instructions, disclosure statements, sales or promotional materials and any other filings with the Securities and Exchange Commission with respect to the Accounts invested in the Funds, if necessary.

       - Periodic information reporting about the Funds to contract owners, including necessary delivery of the Funds' prospectus and annual and semi-annual reports.

FUND-RELATED CONTRACT OWNER SERVICES

       - Maintain adequate fidelity bond or similar coverage for all Company officers, employees, investment advisors and other individuals or entities controlled by the Company who deal with the money and/or securities of the Funds.

       - Provide general information with respect to Fund inquiries (not including information about performance or related to sales).

       - Provide information regarding performance of the Funds and the subaccounts of the Accounts.

       - Oversee and assist the solicitation, counting and voting or contract owner voting interests in the Funds pursuant to Fund proxy statements.

OTHER ADMINISTRATIVE SUPPORT

       - Provide other administrative and legal compliance support for the Funds as mutually agreed upon by the Company and the Funds or the Fund Administrator.

       - Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.

                                    6


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                                   SCHEDULE B

                        ADMINISTRATIVE EXPENSE PAYMENTS

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                                                                                                                     DATE OF
                                                                                                                  BEGINNING OF
                                                                                                                   PERIOD FOR
                                           PRODUCT NAME/                                                 FEE     COMPUTATION OF
#             COMPANY NAME              SECURITIES ACT NO.                FUNDS OF THE TRUST             RATE          FEE
--------------------------------------------------------------------------------------------------------------------------------
1.     Hartford Life Insurance      Hartford Select Leaders      Class 1 Shares:                        0.25%     July 17, 2000
       Company                      Variable Annuity             Franklin Strategic Income Securities
                                    333-35000                    Fund
                                                                 Templeton Developing Markets
                                                                 Securities Fund
2.     Hartford Life and Annuity    Hartford Select Leaders      Class 1 Shares:                        0.25%     July 17, 2000
       Insurance Company            Variable Annuity             Franklin Strategic Income Securities
                                    333-34998                    Fund
                                                                 Templeton Developing Markets
                                                                 Securities Fund
3.     Hartford Life Insurance      Hartford Select Leaders      Class 1 Shares:                        0.25%      May 1, 2002
       Company                      Last Survivor Universal      Franklin Strategic Income Securities
                                    Life Insurance               Fund
                                    333-88261                    Templeton Developing Markets
                                                                 Securities Fund
4.     Hartford Life and Annuity    Hartford Select Leaders      Class 1 Shares:                        0.25%      May 1, 2002
       Insurance Company            Last Survivor Universal      Franklin Strategic Income Securities
                                    Life Insurance               Fund
                                    333-67373                    Templeton Developing Markets
                                                                 Securities Fund
5.     Hartford Life Insurance      Hartford Select Leaders      Class 1 Shares:                        0.25%      May 1, 2003
       Company                      (Series II) Variable         Franklin Strategic Income Securities
                                    Annuity                      Fund
                                    333-101927                   Templeton Developing Markets
                                                                 Securities Fund
6.     Hartford Life and Annuity    Hartford Select Leaders      Class 1 Shares:                        0.25%      May 1, 2003
       Insurance Company            (Series II) Variable         Franklin Strategic Income Securities
                                    Annuity                      Fund
                                    333-101928                   Templeton Developing Markets
                                                                 Securities Fund

                                    7

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
                                                                                                                     DATE OF
                                                                                                                  BEGINNING OF
                                                                                                                   PERIOD FOR
                                           PRODUCT NAME/                                                 FEE     COMPUTATION OF
#             COMPANY NAME              SECURITIES ACT NO.                FUNDS OF THE TRUST             RATE          FEE
--------------------------------------------------------------------------------------------------------------------------------
7.     Hartford Life Insurance      Hartford Select Leaders      Class 2 Shares:                        0.15%      May 1, 2003
       Company                      Outlook Variable Annuity     Franklin Small-Mid Cap Growth
                                    333-102625                   Securities Fund
                                                                 Mutual Shares Securities Fund
                                                                 Templeton Growth Securities Fund
                                                                 Class 1 Shares:                        0.40%      May 1, 2003
                                                                 Franklin Strategic Income Securities
                                                                 Fund
                                                                 Templeton Developing Markets
                                                                 Securities Fund
8.     Hartford Life and Annuity    Hartford Select Leaders      Class 2 Shares:                        0.15%      May 1, 2003
       Insurance Company            Outlook Variable Annuity     Franklin Small-Mid Cap Growth
                                    333-102628                   Securities Fund
                                                                 Mutual Shares Securities Fund
                                                                 Templeton Growth Securities Fund
                                                                 Class 1 Shares:                        0.40%      May 1, 2003
                                                                 Franklin Strategic Income Securities
                                                                 Fund
                                                                 Templeton Developing Markets
                                                                 Securities Fund

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                                   SCHEDULE C

                             ADDRESSES FOR NOTICES

If to the Company:         Hartford Life Insurance Company or
                           Hartford Life and Annuity Insurance Company
                           200 Hopmeadow Street
                           Simsbury, Connecticut 06089
                           Attention: Robert Arena
                           Senior Vice President

With a copy to:            Hartford Life Insurance Company or
                           Hartford Life and Annuity Insurance Company
                           200 Hopmeadow Street
                           Simsbury, Connecticut 06089
                           Attention: Alan Kreczko, Deputy General Counsel

If to the Fund             Franklin Templeton Services, LLC
Administrator:             One Franklin Parkway, Bldg. 920, 2nd Floor
                           San Mateo, California 94403
                           Attention: Karen Skidmore

With a copy to:            Franklin Templeton Investments
                           One Franklin Parkway, Bldg. 920, 2nd Floor
                           San Mateo, California 94403
                           Attention: General Counsel

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